Exhibit 32.2

Certification of CFO under Section 906

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. (the “Companies”) on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis X. McCarthy, Jr., the Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/ FRANCIS X. MCCARTHY, JR.
Francis X. McCarthy, Jr.
Chief Financial Officer of
Trump Atlantic City Associates
Trump Atlantic City Funding, Inc.
Trump Atlantic City Funding II, Inc.
Trump Atlantic City Funding III, Inc

March 31, 2005

A signed original of this written statement required by Section 906 has been provided to the Registrants and will be retained by the Registrants and furnished to the Securities and Exchange Commission or its staff upon request.